Exhibit 99.1

Creative Media & Community Trust Corporation Reports 2021 Fourth Quarter Results
Dallas — (March 16, 2022) Creative Media & Community Trust Corporation (formerly known as CIM Commercial Trust Corporation) (NASDAQ: CMCT and TASE: CMCT-L) (“we”, “our”, “CMCT”, or the “Company”), a real estate investment trust (“REIT”) that primarily acquires, owns, and operates Class A and creative office assets in vibrant and improving metropolitan communities throughout the United States (including improving and developing such assets), today reported operating results for the three months and year ended December 31, 2021.

Fourth Quarter 2021 Highlights
•Portfolio
◦Same-store(1) office portfolio was 80.1% leased.
◦Executed 37,625 square feet of leases with terms longer than 12 months.
Financial Results
◦Net loss attributable to common stockholders of $4.3 million, or $0.19 per diluted share.
◦Funds from operations (“FFO”) attributable to common stockholders(2) was $598,000, or $0.03 per diluted share.
◦Core FFO attributable to common stockholders(3) was $801,000, or $0.03 per diluted share.

Management Commentary
“We expect to start benefiting in 2022 from our dramatically lower cost structure and the improved leasing environment, as recently signed leases commence throughout the year,” said David Thompson, Chief Executive Officer of Creative Media & Community Trust Corporation”.

“Our new management fee structure, that took effect on January 1, 2022, is expected to reduce our costs by approximately $5 million annually and we executed 37,625 square feet of leases in the fourth quarter of 2021 and 19,095 square feet during the first two months of 2022.

CMCT is investing in and developing creative and inspiring office in vibrant markets where tenants are seeking a modern design aesthetic that emphasizes comfort, collaboration and flexibility – the type of environment that supports the recruitment and retention of talented professionals. We continue to see demand for space from rapidly growing industries such as technology, media and entertainment.

We are also now focused on investing in and developing highly amenitized, premier multifamily properties situated in dynamic markets with similar business and employment characteristics to its creative office investments and have assembled several multifamily development sites that are actively proceeding.

We have an attractive portfolio with significant same store growth opportunity. To the extent that existing assets do not fit our sharpened focus, we will opportunistically dispose of such assets over time and redeploy the proceeds in premier multifamily or creative office.”

Financial Highlights
Real Estate Portfolio
As of December 31, 2021, our real estate portfolio consisted of 14 assets, all of which were fee-simple properties. The portfolio included 11 office properties and one development site, which is being used as a parking lot, totaling approximately 1.3 million rentable square feet, and one 503-room hotel with an ancillary parking garage.
Financial Results
Net loss attributable to common stockholders was $4.3 million, or $0.19 per diluted share of common stock, for the three months ended December 31, 2021, compared to a net loss attributable to common stockholders of $8.9 million, or $0.60 per diluted share of common stock, for the three months ended December 31, 2020.

FFO attributable to common stockholders(2) was $598,000, or $0.03 per diluted share of common stock, for the three months ended December 31, 2021,compared to a loss of $3.2 million, or $0.21 per diluted share of common stock, for the three months ended December 31, 2020.
Core FFO attributable to common stockholders(3) was $801,000, or $0.03 per diluted share of common stock, for the three months ended December 31, 2021, compared to a loss of $3.1 million, or $0.21 per diluted share of common stock, for the three months ended December 31, 2020. The increase in FFO and Core FFO is primarily attributable to an increase in hotel and lending segment net operating income.

Segment Information
Our reportable segments during the three months ended December 31, 2021 and 2020 consisted of two types of commercial real estate properties, namely, office and hotel, as well as a segment for our lending business. Total segment NOI(4) was $12.1 million for the three months ended December 31, 2021, compared to $7.4 million for the three months ended December 31, 2020.
Office
Same-Store
Same-store(1) office segment NOI(4) decreased by 6.3% while same store-store(1) office cash NOI(5), excluding lease termination income, decreased by 9.8% for the three months ended December 31, 2021 compared to the three months ended December 31, 2020. The decrease in same-store(1) office segment NOI(4) is primarily due to lower revenues at an office property in Beverly Hills, California, an office property in Los Angeles, California and an office property in Oakland, California, all due to decreases in occupancy as compared to the prior year, partially offset by an increase in revenues at an office property in Austin, Texas due to an increase in occupancy.
At December 31, 2021, the Company’s same-store(1) office portfolio was 78.0% occupied, a decrease of 110 basis points year-over-year on a same-store(1) basis, and 80.1% leased, a decrease of 20 basis points year-over-year on a same-store(1) basis. The annualized rent per occupied square foot(6) on a same-store(2) basis was $52.57 at December 31, 2021 compared to $50.96 at December 31, 2020. During the three months ended December 31, 2021, the Company executed 10,828 square feet of recurring leases at our same-store(1) office portfolio.
Total Office
Office segment NOI(4) decreased by 5.9% for the three months ended December 31, 2021 compared to the three months ended December 31, 2020. The decrease is primarily due to lower revenues at an office property in Beverly Hills, California, an office property in Los Angeles, California and an office property in Oakland, California, all due to decreases in occupancy as compared to the prior year, partially offset by an increase in revenues at an office property in Austin, Texas due to an increase in occupancy and an increase in revenues related to another office property in Austin, Texas that was purchased in November 2020.
Hotel
Hotel segment NOI(4) increased to $1.8 million for the three months ended December 31, 2021, from $(393,000) for the three months ended December 31, 2020, due to increases in occupancy, ADR, and food, beverage, and other sundry services as a result of easing travel restrictions related to COVID-19. The following table sets forth the occupancy, average daily rate and revenue per available room (RevPAR) for our hotel for the specified periods:

	Three Months Ended December 31,
	2021	2020
Occupancy	69.9%	26.8%
Average daily rate(a)	$153.77	$120.86
RevPAR(b)	$107.55	$32.39
a.Calculated as trailing 3-month room revenue divided by the number of rooms occupied.
b.Calculated as trailing 3-month room revenue divided by the number of available rooms.

Lending
Our lending segment primarily consists of our SBA 7(a) lending platform, which is a national lender that primarily originates loans to small businesses in the hospitality industry. Lending segment NOI(4) increased by 363.5% for the three months ended December 31,

2021, compared to the three months ended December 31, 2020. The increase is primarily due to an increase in premium income from the sale of the guaranteed portion of our SBA 7(a) loans, which benefited from an increase in the SBA guaranty support from a maximum of 75% per loan to 90% per loan and higher market premiums. In addition, there was an increase in interest income resulting from an increase in our average outstanding lending portfolio during the three months ended December 31, 2021 compared to the three months ended December 31, 2020. As a result of the conclusion of the enhanced government support provided by the CARES Act, the SBA guaranty support has now reverted back to 75% from 90% as of October 1, 2021 for loans approved after September 30, 2021. This will likely cause future loan originations to decline and the premiums achieved on sales of the guaranteed portion of our SBA 7(a) loans to decrease, in each case possibly by a material amount.
Debt and Equity
During the three months ended December 31, 2021, we issued 391,788 shares of Series A Preferred Stock for aggregate net proceeds of approximately $9.0 million. Net proceeds represent gross proceeds offset by costs specifically identifiable to the offering of Series A Preferred Stock. Additionally, during the three months ended December 31, 2021, we paid down $15.0 million, net of additional borrowings, on our 2018 revolving credit facility.
Dividends
On December 9, 2021, we declared a quarterly cash dividend of $0.0750 per share of our common stock, which was paid on January 5, 2022 to stockholders of record at the close of business on December 20, 2021.
On December 9, 2021, we declared an annual cash dividend of $1.56035 per share of our Series L Preferred Stock, which was paid on January 25, 2022 to stockholders of record at the close of business on December 31, 2021.
On December 9, 2021, we declared a quarterly cash dividend of $0.34375 per share of our Series A Preferred Stock for the first quarter of 2022. The dividend is payable as follows: $0.114583 per share on February 15, 2022, March 15, 2022 and April 15, 2022 to stockholders of record at the close of business on February 5, 2022, March 5, 2022 and April 5, 2022, respectively.
On December 9, 2021, we declared a quarterly cash dividend of $0.35313 per share of our Series D Preferred Stock for the fist quarter of 2022. The dividend is payable as follows: $0.117708 per share on February 15, 2022, March 15, 2022 and April 15, 2022 to stockholders of record at the close of business on February 5, 2022, March 5, 2022 and April 5, 2022, respectively.

About the Data
Descriptions of certain performance measures, including Segment NOI, Cash NOI, FFO attributable to common stockholders, and Core FFO are provided below. Refer to the subsequent tables for reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure.
(1)Same-store properties are properties that we have owned and operated in a consistent manner and reported in our consolidated results during the entire span of the periods being reported. We excluded from our same-store property set this quarter any properties (i) acquired on or after October 1, 2020; (ii) sold or otherwise removed from our consolidated financial statements on or before December 31, 2021; or (iii) that underwent a major repositioning project we believed significantly affected its results at any point during the period commencing on October 1, 2020 and ending on December 31, 2021. When determining our same-store properties as of December 31, 2021, one property was excluded pursuant to (i), ten properties were excluded pursuant to (ii) above, and no properties were excluded pursuant to (iii) above.
(2)FFO attributable to common stockholders: a non-GAAP measure representing net income (loss) attributable to common stockholders, computed in accordance with GAAP, which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gains (or losses) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”). Please see our reconciliations of net income (loss) attributable to common stockholders to FFO attributable to common stockholders starting on page 9, and the discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.
(3)Core FFO attributable to common stockholders (“Core FFO”): a non-GAAP measure representing FFO attributable to common stockholders (computed as described above), excluding gain (loss) on early extinguishment of debt, redeemable preferred stock deemed dividends, redeemable preferred stock redemptions, gain (loss) on termination of interest rate swaps, and transaction costs.
We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In addition, we believe that Core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.
Like any metric, FFO and Core FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, and Core FFO excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt, repurchasing our preferred stock, and adjusting the carrying value of our preferred stock classified in temporary equity to its redemption value, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO and Core FFO in the same manner as we do, or at all; accordingly, our FFO and Core FFO may not be comparable to the FFOs and Core FFOs of other REITs. Therefore, FFO and Core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO and Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO and Core FFO per share for the year-to-date period may differ from the sum of quarterly FFO and Core FFO per share amounts due to the required method for computing per share amounts for the respective periods. In addition, FFO and Core FFO per share is calculated independently for each component and may not be additive due to rounding.
(4)Segment net operating income (“segment NOI”): for our real estate segments represents rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and provision for income taxes. For our lending segment, segment NOI represents interest income net of interest expense and general overhead expenses. Please see our reconciliations of office, hotel, lending, and total cash NOI to segment NOI and net income (loss) attributable to common stockholders starting on page 11.
(5)Cash net operating income (“cash NOI”): for our real estate segments represents segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by generally accepted accounting principles (“GAAP”). For our lending segment, there is no distinction between cash NOI and segment NOI. Please see our reconciliations of office, hotel, lending, and total cash NOI to segment NOI and net income (loss) attributable to common stockholders starting on page 11.
Segment NOI and Cash NOI are not measures of operating results or cash flows from operating activities as measured by GAAP and should not be considered alternatives to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate Segment NOI or Cash NOI in the same manner. We consider Segment NOI and Cash NOI to be useful performance measures to investors and management because, when compared across periods, they reflect the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that Cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.
(6)Annualized rent per occupied square foot represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail.

FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby. Such forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “project,” “target,” “expect,” “intend,” “might,” “believe,” “anticipate,” “estimate,” “could,” “would,” “continue,” “pursue,” “potential,” “forecast,” “seek,” “plan,” or “should,” or “goal” or the negative thereof or other variations or similar words or phrases. Such forward-looking statements include, among others, statements about CMCT’s plans and objectives relating to future growth and outlook. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the scope, severity and duration of the current pandemic of COVID-19, and actions taken to contain the pandemic or mitigate its impact, (ii) the adverse effect of COVID-19 on the financial condition, results of operations, cash flows and performance of CMCT and its tenants and business partners, the real estate market and the global economy and financial markets, among others, (iii) the timing, form, and operational effects of CMCT’s development activities, (iv) the ability of CMCT to raise in place rents to existing market rents and to maintain or increase occupancy levels, (v) fluctuations in market rents, including as a result of COVID-19, (vi) the effects of inflation and higher interest rates on the operations and profitability of CMCT and (vii) general economic, market and other conditions. Additional important factors that could cause CMCT’s actual results to differ materially from CMCT’s expectations are discussed under the section “Risk Factors” in CMCT’s Annual Report on Form 10-K for the year ended December 31, 2021. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT’s control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT’s objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made.

For Creative Media & Community Trust Corporation
Media Relations:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com

or

Shareholder Relations:
Steve Altebrando, 646-652-8473
shareholders@cimcommercial.com

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited and in thousands, except share and per share amounts)

	December 31,
	2021	2020
ASSETS
Investments in real estate, net	$497,984	$506,040
Cash and cash equivalents	22,311	33,636
Restricted cash	11,340	10,013
Loans receivable, net	73,543	83,135
Accounts receivable, net	3,396	1,737
Deferred rent receivable and charges, net	36,095	35,956
Other intangible assets, net	5,251	6,313
Other assets	10,946	8,787
TOTAL ASSETS	$660,866	$685,617
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	$201,145	$324,313
Accounts payable and accrued expenses	26,751	20,327
Intangible liabilities, net	237	587
Due to related parties	4,541	6,706
Other liabilities	16,861	9,733
Total liabilities	249,535	361,666
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK: Series A cumulative redeemable preferred stock, $0.001 par value; 36,000,000 shares authorized; 1,633,965 and 1,631,965 shares issued and outstanding, respectively, as of December 31, 2021 and 2,008,256 and 2,007,856 shares issued and outstanding, respectively, as of December 31, 2020; liquidation preference of $25.00 per share, subject to adjustment	37,782	45,837
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 36,000,000 shares authorized; 6,492,632 and 6,271,337 shares issued and outstanding, respectively, as of December 31, 2021 and 4,484,376 and 4,377,762 shares issued and outstanding, respectively, as of December 31, 2020; liquidation preference of $25.00 per share, subject to adjustment	156,431	108,729
Series D cumulative redeemable preferred stock, $0.001 par value; 32,000,000 shares authorized; 56,857 shares issued and outstanding as of December 31, 2021 and 19,145 shares issued and outstanding as of December 31, 2020; liquidation preference of $25.00 per share, subject to adjustment	1,396	473
Series L cumulative redeemable preferred stock, $0.001 par value; 9,000,000 shares authorized; 8,080,740 and 5,387,160 shares issued and outstanding, respectively, as of December 31, 2021 and 8,080,740 and 5,387,160 shares issued and outstanding as of December 31, 2020; liquidation preference of $28.37 per share, subject to adjustment	152,834	152,834
Common stock, $0.001 par value; 900,000,000 shares authorized; 23,369,331 and 14,827,410 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	24	15
Additional paid-in capital	866,746	794,127
Distributions in excess of earnings	(804,227)	(778,519)
Total stockholders’ equity	373,204	277,659
Noncontrolling interests	345	455
Total equity	373,549	278,114
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	$660,866	$685,617

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
REVENUES:
Rental and other property income	$13,342	$13,407	$52,838	$54,823
Hotel income	6,648	1,729	16,722	11,882
Interest and other income	5,135	2,693	21,366	10,503
Total Revenues	25,125	17,829	90,926	77,208
EXPENSES:
Rental and other property operating	11,909	8,715	39,272	37,544
Asset management and other fees to related parties	2,249	2,385	9,030	9,793
Expense reimbursements to related parties—corporate	458	177	2,050	2,243
Expense reimbursements to related parties—lending segment	702	910	1,921	3,491
Interest	1,923	2,709	9,413	11,415
General and administrative	1,451	1,634	6,844	6,772
Transaction costs	143	—	143	—
Depreciation and amortization	4,945	5,678	20,112	21,406
Loss on early extinguishment of debt	—	—	—	281
Total Expenses	23,780	22,208	88,785	92,945
INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	1,345	(4,379)	2,141	(15,737)
Provision (benefit) for income taxes	676	9	2,992	(722)
NET INCOME (LOSS)	669	(4,388)	(851)	(15,015)
Net (income) loss attributable to noncontrolling interests	(3)	(2)	1	(1)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	666	(4,390)	(850)	(15,016)
Redeemable preferred stock dividends declared or accumulated	(4,953)	(4,389)	(18,763)	(18,002)
Redeemable preferred stock deemed dividends	—	(77)	(253)	(377)
Redeemable preferred stock redemptions	(60)	(5)	(113)	(72)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(4,347)	$(8,861)	$(19,979)	$(33,467)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$(0.19)	$(0.60)	$(1.04)	$(2.27)
Diluted	$(0.19)	$(0.60)	$(1.04)	$(2.27)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	23,349	14,805	19,187	14,748
Diluted	23,349	14,805	19,187	14,748

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Funds from Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Numerator:
Net loss attributable to common stockholders	$(4,347)	$(8,861)	$(19,979)	$(33,467)
Depreciation and amortization	4,945	5,678	20,112	21,406
Impairment of real estate	—	—	—	—
Gain on sale of depreciable assets	—	—	—	—
FFO attributable to common stockholders	$598	$(3,183)	$133	$(12,061)
Redeemable preferred stock dividends declared on dilutive shares (a)	—	—	(1)	(1)
Dilutive FFO attributable to common stockholders	$598	$(3,183)	$132	$(12,062)
Denominator:
Basic weighted average shares of common stock outstanding	23,349	14,805	19,187	14,748
Diluted weighted average shares and common stock equivalents outstanding	23,369	14,805	19,203	14,748
FFO attributable to common stockholders per share
Basic	$0.03	$(0.21)	$0.01	$(0.82)
Diluted	$0.03	$(0.21)	$0.01	$(0.82)

(a)For the three months and the years ended December 31, 2021 and 2020, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Core Funds from Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Numerator:
Net loss attributable to common stockholders	$(4,347)	$(8,861)	$(19,979)	$(33,467)
Depreciation and amortization	4,945	5,678	20,112	21,406
Impairment of real estate	—	—	—	—
Gain on sale of depreciable assets	—	—	—	—
FFO attributable to common stockholders	$598	$(3,183)	$133	$(12,061)
Loss on early extinguishment of debt	—	—	—	281
Redeemable preferred stock deemed dividends	—	77	253	377
Redeemable preferred stock redemptions	60	5	113	72
Transaction costs	143	—	143	—
Core FFO attributable to common stockholders	$801	$(3,101)	$642	$(11,331)
Redeemable preferred stock dividends declared on dilutive shares (a)	—	—	(1)	(1)
Dilutive Core FFO attributable to common stockholders	$801	$(3,101)	$641	$(11,332)
Denominator:
Basic weighted average shares of common stock outstanding	23,349	14,805	19,187	14,748
Diluted weighted average shares and common stock equivalents outstanding	23,369	14,805	19,204	14,748
Core FFO attributable to common stockholders per share:
Basic	$0.03	$(0.21)	$0.03	$(0.77)
Diluted	$0.03	$(0.21)	$0.03	$(0.77)

(a)For the three months and the years ended December 31, 2021 and 2020, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Reconciliation of Net Operating Income
(Unaudited and in thousands)

	Three Months Ended December 31, 2021
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Lending	Total

Cash net operating income (loss) excluding lease termination income	$6,449	$45	$6,494	$1,814	$3,648	$11,956
Cash lease termination income	150	—	150	—	—	150
Cash net operating income (loss)	6,599	45	6,644	1,814	3,648	12,106
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(18)	(1)	(19)	(2)	—	(21)
Straight line lease termination income	—	—	—	—	—	—
Segment net operating income (loss)	6,581	44	6,625	1,812	3,648	12,085
Asset management and other fees to related parties						(2,249)
Expense reimbursements to related parties — corporate						(458)
Interest expense						(1,993)
General and administrative						(952)
Transaction costs						(143)
Depreciation and amortization						(4,945)
Income before provision for income taxes						1,345
Provision for income taxes						(676)
Net income						669
Net income attributable to noncontrolling interests						(3)
Net income attributable to the Company						$666

	Three Months Ended December 31, 2020
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Lending	Total

Cash net operating income (loss) excluding lease termination income	$7,148	$20	$7,168	$(391)	$787	$7,564
Cash lease termination income	—	—	—	—	—	—
Cash net operating income (loss)	7,148	20	7,168	(391)	787	7,564
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(206)	(1)	(207)	(2)	—	(209)
Segment net operating income (loss)	7,020	19	7,039	(393)	787	7,433
Interest and other income						6
Asset management and other fees to related parties						(2,385)
Expense reimbursements to related parties — corporate						(177)
Interest expense						(2,491)
General and administrative						(1,087)
Depreciation and amortization						(5,678)
Loss before provision for income taxes						(4,379)
Provision for income taxes						(9)
Net loss						(4,388)
Net income attributable to noncontrolling interests						(2)
Net loss attributable to the Company						$(4,390)